SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                      _______________________

                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


                  Date of Report:  March 6, 1998
                (Date of earliest event reported)

                    FEDERAL-MOGUL CORPORATION
      (Exact name of registrant as specified in its charter)


                             Michigan
       (State or other jurisdiction of incorporation)


       1-1511                             38-0533580
(Commission File Number)      (IRS Employer Identification Number)


26555 Northwestern Highway, Southfield, Michigan       48034
   (Address of principal executive offices)          (Zip Code)


                          (248) 354-7700
        (Registrant's telephone number including area code)



The total number of pages is 3

             INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.  Acquisition or Disposition of Assets.

     On March 6, 1998, Federal-Mogul Corporation (the
"Corporation") announced that all conditions relating to its acquisition of the outstanding stock of T&N plc ("T&N") had either been waived or satisfied, and the Corporation declared its offer to purchase T&N to be wholly unconditional.

     The purchase price paid for the stock of T&N was 260 pence per share, or approximately $2.5 billion in cash, which the Corporation raised through a Senior Credit Facility and a Senior Subordinated Credit Facility provided by The Chase Manhattan Bank, as Administrative Agent. The amount paid for the assets was determined based on arms-length negotiations between the parties.

     Prior to the acquisition described above, there was no material relationship between the directors or officers of T&N and the Corporation or any of its affiliates, any director or officer of the Corporation or any associate of any such director or officer.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

(a)  Financial statements of business acquired.

     (1) It is impractical to provide the required financial statements of the business acquired with this filing. Such information will be filed by an amendment to this initial report on Form 8-K no later than sixty (60) days from the date hereof.

(b)  Pro forma financial information.

     (1) It is impractical to provide the required pro forma financial information of the business acquired with this filing. Such information will be filed by an amendment to this initial report on Form 8-K no later than sixty
          (60) days from the date hereof.

(c)  Exhibits.

     The Recommended Cash Offer for T&N, dated as of November 13,
     1997, is incorporated by reference to Exhibit 2.1 to the Corporation's Annual Report on Form 10-K for the year ended
     December 31, 1997.

     The Corporation will furnish upon request the exhibit described above upon payment of the Corporation's reasonable expenses for furnishing such exhibit.


                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                 FEDERAL-MOGUL CORPORATION

                                 By:     /s/Edward W. Gray, Jr.
                                         Edward W. Gray, Jr.
                                 Title:  Sr. Vice President,
                                         General Counsel
                                         and Secretary


Dated:  March 23, 1998